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                                                                      Exhibit 23



Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52667) pertaining to the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan of our report dated June 14, 2000 with respect to the financial statements of the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


Ernst & Young LLP
Philadelphia, Pennsylvania
June 20, 2000